UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
June 7, 2012
Date of Report (Date of earliest event reported)

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

33 South Commercial Street, Manchester, NH 03101
(Address of principal executive offices)          (Zip Code)

(978) 886-0421
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01 Other Events

Boston Therapeutics, Inc. (the “Company”) intends to offer shares of its common stock (“Shares”) with an aggregate purchase price of up to $3,000,000, pursuant to an exemption under the Securities Act of 1933. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, among other things, inventory, marketing and clinical trials. The consummation of the offering of Shares is subject to market conditions.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to purchase, any Shares in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: June 7, 2012	By:	/s/ David Platt, Ph.D
David Platt
Chief Executive Officer

Exhibit Index

None.